Exhibit 10.1

EXECUTION VERSION
TRANSITION AND SEPARATION AGREEMENT
This TRANSITION AND SEPARATION AGREEMENT (this “Agreement”) is entered into on this 8th day of May, 2025 by and between Union Pacific Corporation, a Utah corporation (the “Corporation”); Union Pacific Railroad Company, a Delaware corporation (“Union Pacific Railroad Company, collectively with the Corporation, the “Company”); and Elizabeth F. Whited, an individual (“Executive”). Corporation, Union Pacific Railroad Company, Company and Executive are each referred to herein as a “Party” and collectively as the “Parties.”
WHEREAS, Executive and the Company have agreed that, effective as of July 1, 2025 (the “Transition Date”), Executive shall cease to serve as an executive officer of the Company and shall continue as a non-officer executive employee of the Company;
WHEREAS, Executive and the Company have agreed that Executive’s employment with the Company and any of its applicable subsidiaries will continue in accordance with the terms of this Agreement until February 28, 2026 (the “Separation Date”); and
WHEREAS, Executive and the Company wish to set forth the terms and conditions of Executive’s continued employment through the Separation Date, Executive’s post-employment relationship with the Company and the related rights and obligations of the Parties, each as described in this Agreement.
NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Resignation; Transition; Termination of Employment.
(a)Resignation. Effective as of the Transition Date, Executive hereby resigns from her position as President of the Company and all other positions Executive may hold as an officer and/or director of the Company or any of its affiliates (the “Resignation”). For the avoidance of doubt, Executive does not resign from employment with the Company. Executive hereby acknowledges and agrees that Executive and Company shall not have Good Reason (as defined in the Company’s Key Employee Continuity Plan, as amended and restated effective as of January 1, 2009, as further amended (the “Continuity Plan”)) to terminate Executive’s employment as a result of the Resignation, subject to the Company’s continued compliance with the terms of this Agreement.
(b)Advisory Period; Services; Compensation. Between the Transition Date and the Separation Date (the “Advisory Period”), Executive shall remain employed by the Company in a non-officer executive role and shall provide advisory services regarding matters relating to transition and other matters as and when reasonably requested by the Board of Directors and Chief Executive Officer of the Company. During the Advisory Period, Executive shall be available to provide services to the Company and its subsidiaries on an as-needed basis and Executive shall be available to provide no less than fifty (50) hours of such services per month, and the Parties acknowledge and agree that Executive’s level of services with the Company and its subsidiaries shall in no event decrease below 20% of the average level of services provided by Executive during the immediately preceding 36-month period, such that Executive does not experience a “separation from service” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations and other guidance issued thereunder (collectively, “Section 409A”). The Parties acknowledge and agree that Executive will experience a separation from service (as defined in Section 409A) on the Separation Date. Executive will retain possession of all electronic devices provided to Executive by the Company during her employment with the Company and its subsidiaries during the Advisory Period and following the Separation Date, and the Company will provide technical support for such devices to Executive during the Advisory Period. In addition, the Company will continue to provide Executive with administrative support during the Advisory Period.
(i) Base Salary. Subject to Executive’s execution and non-revocation of this Agreement and continued compliance herewith, from the Transition Date through the end of the Separation Date, Executive shall receive a base salary at the annualized rate of $300,000 (payable in accordance with ordinary payroll practices). During the Advisory Period, Executive shall be entitled to continue to participate in and vest in all her existing compensation, equity and incentive plans, subject to Section 1(b)(iii)-(iv) below.
(ii) Benefits. From the Transition Date through the end of the Separation Date, Executive (and Executive’s spouse, as applicable) shall remain eligible for all employee retirement, medical, life insurance, disability insurance and such other similar insurance benefits or benefit plans offered to executives of the Company for which Executive is eligible as of the Transition Date, subject to applicable plan terms as in effect from time to time. The Company reserves the right to amend, modify or discontinue its benefit programs from time to time and nothing herein will be construed to limit such right.
(iii) 2025 Annual Bonus. Subject to Executive’s execution and non-revocation of this Agreement and continued compliance herewith, as well as Executive’s execution on the Separation Date and non-revocation of the Supplemental Release attached hereto as Exhibit A (the “Supplemental Release”), Executive shall continue to be eligible to participate in the Company’s annual incentive cash bonus program for the 2025 performance period on the same terms and conditions, subject to the existing performance criteria, applicable thereto as in effect immediately prior to the Transition Date. Executive’s 2025 target bonus shall be set at $500,000. Executive’s 2025 annual bonus, to the extent earned, shall be paid in 2026 at the same time as executive bonuses are paid generally under the Company’s annual incentive cash bonus program (even if such 2025 annual bonus payment is to be made to the Executive following the Separation Date). Executive shall not be eligible to participate in the Company’s annual incentive cash bonus program in respect of any calendar year following 2025.
(iv) Equity Awards. Executive shall not be eligible to receive new awards under the Company’s equity incentive compensation programs following the Transition Date; however, Executive’s previously granted equity awards will remain outstanding and eligible to vest and, if vested, will be paid, all in accordance with the applicable plan documents and governing award agreements.

(v) Withholding: All applicable tax withholding obligations with respect to any Equity Awards that become vested in accordance with Section 1(b)(iv) will be effected by withholding shares of the Company’s common stock issuable in connection with the vesting.
(c)Termination of Employment by Company for Cause. Notwithstanding anything herein to the contrary, Executive’s employment with the Company or any applicable subsidiary thereof may terminate prior to the Separation Date for Cause (as defined in the Continuity Plan); provided that the Company first provides Executive at least 90 days’ written notice of the condition(s) giving rise to the proposed termination for Cause and also provides Executive a period of not less than 90 days from delivery of any such written notice to remedy the condition(s) without effectuating the termination for Cause. If Executive’s employment is ultimately terminated for Cause prior to the Separation Date, the Company shall cease paying Executive’s base salary pursuant to Section 1(b)(i) above. Executive’s right to other benefits, including but not limited to her 2025 annual bonus and outstanding equity awards, will be governed by the applicable plan or program documents and consistent with historical Company administrative practice. For the avoidance of doubt, except as expressly provided in this Section 1(c), neither the Company nor any of its applicable subsidiaries shall be entitled to terminate the Executive’s employment with the Company or any applicable subsidiary thereof prior to the Separation Date.
(d)Death or Disability. Notwithstanding anything herein to the contrary, in the event Executive dies or is Disabled (as defined in the Company’s Short and Long Term Disability Plan) prior to the Separation Date, the Company shall cease paying Executive’s base salary pursuant to Section 1(b)(i) above. Executive’s right to other benefits, including but not limited to her 2025 annual bonus and outstanding equity awards, will be governed by the applicable plan or program documents and consistent with historical Company administrative practice.
2.General Release of Claims.
(a)For good and valuable consideration, including the consideration set forth in Section 1(b) hereof, Executive knowingly and voluntarily (for and on behalf of Executive, Executive’s family, and Executive’s heirs, executors, administrators and assigns) hereby releases and forever discharges the Company and its affiliates, predecessors, successors and subsidiaries (including, for the avoidance of doubt, Union Pacific Railroad Company), and the foregoing entities’ respective equity-holders, officers, directors, managers, members, partners, employees, agents, representatives, and other affiliated persons, and the Company’s and its affiliates’ benefit plans (and the fiduciaries and trustees of such plans) (collectively, the “Company Parties”), from liability for, and Executive hereby waives, any and all claims, damages, or causes of action of any kind related to Executive’s employment with any Company Party and any other acts or omissions related to any matter occurring on or prior to the date that Executive executes this Agreement, including (i) any alleged violation through such time of: (A) any federal, state or local anti-discrimination or anti-retaliation law, regulation or ordinance, including the Age Discrimination in Employment Act of 1967 (including as amended by the Older Workers Benefit Protection Act), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code and the Americans with Disabilities Act of 1990; (B) the Employee Retirement Income Security Act of 1974 (“ERISA”); (C) the Immigration Reform Control Act; (D) the National Labor Relations Act; (E) the Occupational Safety and Health Act; (F) the Family and Medical Leave Act of 1993; (G) any federal, state or local wage and hour law; (H) any other local, state or federal law, regulation or ordinance; or (I) any public policy, contract, tort, or common law claim; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in or with respect to a Released Claim (as defined below); and (iii) any claim for compensation or benefits of any kind not expressly set forth in this Agreement (collectively, the “Released Claims”). This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Executive is simply agreeing that, in exchange for the consideration received by Executive pursuant to this Agreement, any and all potential claims of this nature that Executive may have against the Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.
(b)In no event shall the Released Claims include (i) any claim that arises after the date that Executive signs this Agreement; (ii) any claim to vested benefits under an employee benefit plan; (iii) any claim for breach of, or otherwise arising out of, this Agreement; (iv) any claim for benefits arising out of this Agreement; or (v) any claim for indemnification, advancement of expenses or D&O liability insurance coverage under any indemnification agreement with the Company or the Company’s governing documents or the Company’s D&O insurance policies under applicable state law. Further notwithstanding this release of liability, nothing in this Agreement prevents Executive from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (“EEOC”) or comparable federal, state or local agency or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC or comparable federal, state or local agency or cooperating in any such investigation or proceeding; however, Executive understands and agrees that Executive is waiving any and all rights to recover any monetary or personal relief from a Company Party as a result of such EEOC or comparable federal, state or local agency or proceeding or subsequent legal actions. Further, nothing in this Agreement prohibits or restricts Executive from filing a charge or complaint with, or cooperating in any investigation with, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other governmental agency, entity or authority (each, a “Government Agency”). This Agreement does not limit Executive’s right to receive an award for information provided to a Government Agency.
3.Representations and Warranties Regarding Claims. Executive represents and warrants that, as of the time at which Executive signs this Agreement, Executive has not filed or joined any claims, complaints, charges, or lawsuits against any of the Company Parties with any Governmental Agency or with any state or federal court or arbitrator for, or with respect to, a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Executive signs this Agreement. Executive further represents and warrants that Executive has not made any assignment, sale, delivery, transfer or conveyance of any rights Executive has asserted or may have against any of the Company Parties with respect to any Released Claim.
4.Restrictive Covenants. Executive hereby acknowledges and agrees that she will continue to be bound by and comply with the terms of all restrictive covenant obligations owed by Executive to the Company or any other Company Party pursuant to the Union Pacific Corporation Standard Terms and Conditions for Nonqualified Stock Options and the Union Pacific Corporation Terms and Conditions for Performance Stock Units, as applicable (collectively, the “Restrictive Covenant Obligations”) through the Advisory Period and following the Separation Date. Should Executive fail to comply with the Restrictive Covenant Obligations in all material respects, Executive agrees that she shall not be entitled to the payments and benefits under this Agreement.
5.Return of Property. Except for the electronic devices Executive is permitted to retain pursuant to Section 1(b) following her Separation Date, Executive represents and warrants that Executive has, or will (i) upon the Separation Date or (ii) at any earlier date upon the request of the Company, return to the Company all property belonging to the Company or any other Company Party, including all computer files, electronically stored information, and other materials and items provided to Executive by the Company or any other Company Party in the course of Executive’s employment and Executive further represents and warrants that Executive has not and will not maintain a copy of any such materials or items in any form; provided, however, that following the Separation Date Executive may retain possession of all electronic devices provided to Executive by the Company or any other Company Party during her employment therewith.
6.Cooperation. Executive agrees to reasonably cooperate with the Company and any other Company Party, during the Advisory Period and following the Separation Date, in any internal investigation, any administrative, regulatory, or judicial proceeding or any dispute with a third party. Executive understands and agrees that Executive’s cooperation may include, but not be limited to, making Executive available to the applicable Company Party upon reasonable notice for interviews and factual investigations; appearing at the Company Party’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the applicable Company Party pertinent information received by Executive in Executive’s capacity as an Executive; and turning over to the applicable Company Party all relevant documents which are or may come into Executive’s possession in Executive’s capacity an Executive or otherwise, all at times and on schedules that are reasonably consistent with Executive’s other permitted activities and commitments. The applicable Company Party shall pay all reasonable expenses incurred by Executive in providing such cooperation.
7.Executive’s Acknowledgements. By executing and delivering this Agreement, Executive expressly acknowledges that:
(a)Executive has been given at least 21 days to review and consider this Agreement. If Executive signs this Agreement before the expiration of 21 days after Executive’s receipt of this Agreement, Executive has knowingly and voluntarily waived any longer consideration period than the one provided to Executive. No changes (whether material or immaterial) to this Agreement shall restart the running of this 21-day period;
(b)Executive is receiving, pursuant to this Agreement, consideration in addition to anything of value to which Executive is already entitled;
(c)Executive has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney of Executive’s choice and that Executive has had an adequate opportunity to do so prior to executing this Agreement;
(d)Executive fully understands the final and binding effect of this Agreement; the only promises made to Executive to sign this Agreement are those stated herein; and Executive is signing this Agreement knowingly, voluntarily and of Executive’s own free will, and that Executive understands and agrees to each of the terms of this Agreement;
(e)The only matters relied upon by Executive in causing Executive to sign this Agreement are the provisions set forth in writing within the four corners of this Agreement; and
(f)No Company Party has provided any tax or legal advice regarding this Agreement, and Executive has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Executive’s own choosing such that Executive enters into this Agreement with full understanding of the tax and legal implications thereof.
8.Revocation Right. Notwithstanding the initial effectiveness of this Agreement upon execution by the Parties, Executive may revoke the delivery (and therefore the effectiveness) of this Agreement within the seven-day period beginning on the date that she signs this Agreement (such seven-day period being referred to herein as the “Release Revocation Period”). To be effective, such revocation must be in writing signed by Executive and must be delivered personally or by courier to the Company so that it is received by the Chief Legal Officer of the Company, no later than 11:59 pm CT on the last day of the Release Revocation Period. If an effective revocation is delivered in the foregoing manner and timeframe, the release of claims set forth in Section 2 will be of no force or effect and Executive will not receive the benefits set forth in Section 1(b) hereof.
9.Supplemental Release. Provided that the Company does not terminate Executive for Cause (as defined in the Continuity Plan) prior to the Separation Date, Executive shall execute the Supplemental Release and return the same to the Chief Legal Officer of the Company within twenty-one days after the Separation Date.
10.Governing Law; Arbitration. This Agreement and its performance will be construed and interpreted in accordance with the laws of the State of Nebraska, without regard to principles of conflicts of law that would apply the substantive law of any other jurisdiction.
11.Counterparts. This Agreement may be executed in several counterparts, including by .PDF or .GIF attachment to email or by facsimile, each of which is deemed to be an original, and all of which taken together constitute one and the same agreement.

12.Amendment; Entire Agreement. This Agreement may not be changed orally but only by an agreement in writing agreed to and signed by the Party to be charged. This Agreement and the Restrictive Covenant Obligations constitute the entire agreement of the Parties with regard to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, oral or written, between Executive and any Company Party with regard to the subject matter hereof.
13.Third-Party Beneficiaries. Executive expressly acknowledges and agrees that each Company Party that is not a party to this Agreement shall be a third-party beneficiary of Section 2 Section 4, Section 5, and Section 6 hereof and of the Supplemental Release and entitled to enforce such provisions as if it were a party hereto.
14.Further Assurances. Executive shall, and shall cause Executive’s affiliates, representatives and agents to, from time to time at the request of the Company and without any additional consideration, furnish the Company with such further information or assurances, execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be reasonably necessary or desirable, as determined in the sole discretion of the Company, to carry out the provisions of this Agreement.
15.Severability. Any term or provision of this Agreement (or part thereof) that renders such term or provision (or part thereof) or any other term or provision (or part thereof) hereof invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such modification or severance shall be accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain hereunder.
16.Interpretation. The Section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes. The words “hereof,” “herein” and “hereunder” and other compounds of the word “here” shall refer to the entire Agreement and not to any particular provision hereof. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Party, whether under any rule of construction or otherwise. This Agreement has been reviewed by each of the Parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.

17.No Assignment. No right to receive payments and benefits under this Agreement shall be subject to set off, offset, anticipation, commutation, alienation, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law.
18.Withholdings; Deductions. The Company and any other Company Party (including Union Pacific Railroad Company) may withhold and deduct from any payments or benefits made or to be made pursuant to this Agreement (a) all federal, state, local and other taxes as may be required pursuant to any law or governmental regulation or ruling and (b) any other deductions consented to in writing by Executive.
19.Section 409A. This Agreement and the benefits provided hereunder are intended be exempt from, or compliant with, the requirements of Section 409A and shall be construed and administered in accordance with such intent. Each installment payment under this Agreement shall be deemed and treated as a separate payment for purposes of Section 409A. Notwithstanding the foregoing, the Company makes no representations that the benefits provided under this Agreement are exempt from the requirements of Section 409A and in no event shall the Company or any other Company Party be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Executive on account of non-compliance with Section 409A.
[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the dates set forth beneath their names below, effective for all purposes as provided above.

EXECUTIVE

Elizabeth F. Whited

Date: May 8, 2025

UNION PACIFIC CORPORATION
UNION PACIFIC RAILROAD
COMPANY

By:
Name: Josh K. Perkes
Title: SVP and CHRO

Date: May 8, 2025

Signature Page to
Transition Services and Separation Agreement

EXHIBIT A
SUPPLEMENTAL RELEASE
This Supplemental Release (the “Supplemental Release”) is that certain Supplemental Release referenced in the Transition and Separation Agreement (the “Transition Agreement”), entered into by and between Union Pacific Corporation (the “Company”), Union Pacific Railroad Company and Elizabeth F. Whited (“Executive”). Unless sooner revoked by Executive pursuant to the terms of Section 5 below, Executive’s acceptance of this Supplemental Release becomes irrevocable and this Supplemental Release becomes effective on the eighth day after Executive signs it. Capitalized terms used herein that are not otherwise defined have the meanings assigned to them in the Transition Agreement. In signing below, Executive agrees as follows:
1.Receipt of Leaves and Other Compensation. Executive acknowledges and agrees that, with the exception of any unpaid base salary earned by Executive in the pay period that the Separation Date occurred, Executive has been paid in full all bonuses, been provided all benefits, and otherwise received all wages, compensation and other sums that Executive has been owed by each Company Party. Executive further acknowledges and agrees that Executive has received all leaves (paid and unpaid) that Executive has been entitled to receive from each Company Party.
2.Release of Liability for Claims.
(a)For good and valuable consideration, including the consideration set forth in Section 1 of the Transition Agreement, Executive knowingly and voluntarily (for and on behalf of Executive, Executive’s family, and Executive’s heirs, executors, administrators and assigns) hereby releases and forever discharges the Company Parties from liability for, and Executive hereby waives, any and all claims, damages, or causes of action of any kind related to Executive’s employment with any Company Party, the termination of such employment, and any other acts or omissions related to any matter occurring on or prior to the date that Executive executes this Confirming Agreement, including (i) any alleged violation through such time of: (A) any federal, state or local anti-discrimination or anti-retaliation law, regulation or ordinance, including the Age Discrimination in Employment Act of 1967 (including as amended by the Older Workers Benefit Protection Act), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code and the Americans with Disabilities Act of 1990; (B) ERISA; (C) the Immigration Reform Control Act; (D) the National Labor Relations Act; (E) the Occupational Safety and Health Act; (F) the Family and Medical Leave Act of 1993; (G) any federal, state or local wage and hour law; (H) any other local, state or federal law, regulation or ordinance; or (I) any public policy, contract, tort, or common law claim; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in or with respect to a Further Released Claim (as defined below); and (iii) any claim for compensation or benefits of any kind not expressly set forth in this Supplemental Release or the Transition Agreement (collectively, the “Further Released Claims”). This Supplemental Release is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Executive is simply agreeing that, in exchange for any consideration received by Executive pursuant to Section 1 of the Transition Agreement, any and all potential claims of this nature that Executive may have against the Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.
(b)In no event shall the Further Released Claims include (i) any claim that arises after the date that Executive signs this Supplemental Release; (ii) any claim to vested benefits under an employee benefit plan; (iii) any claim for breach of, or otherwise arising out of, this Supplemental Release; and (iv) any claim for indemnification, advancement of expenses or D&O liability insurance coverage under any indemnification agreement with the Company or the Company’s governing documents or the Company’s D&O insurance policies under applicable state law. Further notwithstanding this release of liability, nothing in this Supplemental Release prevents Executive from filing any non-legally waivable claim (including a challenge to the validity of this Supplemental Release) with the EEOC or comparable federal, state or local agency or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC or comparable federal, state or local agency or cooperating in any such investigation or proceeding; however, Executive understands and agrees that Executive is waiving any and all rights to recover any monetary or personal relief from a Company Party as a result of such EEOC or comparable federal, state or local agency or proceeding or subsequent legal actions. Further, nothing in this Supplemental Release or the Transition Agreement prohibits or restricts Executive from filing a charge or complaint with, or cooperating in any investigation with, any Government Agency. This Supplemental Release does not limit Executive’s right to receive an award for information provided to a Government Agency.
3.Representations and Warranties Regarding Claims. Executive represents and warrants that, as of the time at which Executive signs this Supplemental Release, Executive has not filed or joined any claims, complaints, charges, or lawsuits against any of the Company Parties with any Governmental Agency or with any state or federal court or arbitrator for, or with respect to, a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Executive signs this Supplemental Release. Executive further represents and warrants that Executive has not made any assignment, sale, delivery, transfer or conveyance of any rights Executive has asserted or may have against any of the Company Parties with respect to any Further Released Claim.
4.Executive’s Acknowledgements. By executing and delivering this Supplemental Release, Executive expressly acknowledges that:
(a)Executive has been given at least 21 days to review and consider this Supplemental Release. If Executive signs this Supplemental Release before the expiration of 21 days after Executive’s receipt of this Supplemental Release, Executive has knowingly and voluntarily waived any longer consideration period than the one provided to Executive. No changes (whether material or immaterial) to this Supplemental Release shall restart the running of this 21-day period;
(b)Executive is receiving, pursuant to this Supplemental Release, consideration in addition to anything of value to which Executive is already entitled;
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(c)Executive has been advised, and hereby is advised in writing, to discuss this Supplemental Release with an attorney of Executive’s choice and that Executive has had an adequate opportunity to do so prior to executing this Supplemental Release;
(d)Executive fully understands the final and binding effect of this Supplemental Release; the only promises made to Executive to sign this Supplemental Release are those stated herein; and Executive is signing this Supplemental Release knowingly, voluntarily and of Executive’s own free will, and that Executive understands and agrees to each of the terms of this Supplemental Release;
(e)The only matters relied upon by Executive in causing Executive to sign this Supplemental Release are the provisions set forth in writing within the four corners of this Supplemental Release; and
(f)No Company Party has provided any tax or legal advice regarding this Supplemental Release, and Executive has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Executive’s own choosing such that Executive enters into this Supplemental Release with full understanding of the tax and legal implications thereof.
5.Revocation Right. Notwithstanding the initial effectiveness of this Supplemental Release, Executive may revoke the delivery (and therefore the effectiveness) of this Supplemental Release within the seven-day period beginning on the date Executive executes this Supplemental Release (such seven-day period being referred to herein as the “Supplemental Release Revocation Period”). To be effective, such revocation must be in writing signed by Executive and must be delivered personally or by courier to the Company so that it is received by the Chief Legal Officer of the Company no later than 11:59 pm CT on the last day of the Supplemental Release Revocation Period. If an effective revocation is delivered in the foregoing manner and timeframe, this Supplemental Release will be of no force or effect and Executive will not receive the benefits set forth in Section 1(b) of the Transition Agreement.
EXECUTIVE HAS CAREFULLY READ THIS SUPPLEMENTAL RELEASE, FULLY UNDERSTANDS HER AGREEMENT, AND SIGNS IT AS HER OWN FREE ACT.

EXECUTIVE

Elizabeth F. Whited

Date:
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